Exhibit 10.2

2012 Broadcast Services Agreement (Uplinking)

This 2012 Broadcast Services Agreement (“Agreement”) by and between EchoStar Broadcasting Corporation, a Colorado corporation, (“EBC”) and DISH Network L.L.C., a Colorado limited liability company, (“Customer”) is entered into as of this 1st day of January, 2012 (the “Effective Date”).  EBC and Customer shall each be referred to herein as a “Party” and collectively as the “Parties.”

A.                                   EchoStar Corporation (“EchoStar”), the indirect parent company of EBC, and Customer previously entered into that certain “Broadcast Services Agreement (Uplinking)” effective January 1, 2008 (as thereafter amended) (the “Prior Broadcast Services Agreement”) pursuant to which the Parties placed Service Orders (as defined in the Prior Broadcast Services Agreement) for Services (as defined in the Prior Broadcast Services Agreement) from January 1, 2008 through December 31, 2011.  The Prior Broadcast Services Agreement expires pursuant to its terms on December 31, 2011 and the Parties now desire to enter into this Agreement.

1.                                       Teleport Services.  EBC shall provide, and Customer shall purchase, all or any of the applicable services set forth in this Article 1 (collectively “Teleport Services”).  The Teleport Services shall be provided at an EBC owned, operated and/or controlled facility (a “Teleport”).  Collectively, the Teleport Services, and/or the Channel Management and Origination Services (each as described below) shall be referred to as the “Service(s).”  EBC shall have the right to re-configure, re-specify or relocate all or any portion of the Services or Teleport at its sole discretion so long as such does not materially alter the quality of any of the Services.

(a)                            Receiving Customer Channel Content.  EBC shall receive Customer Channel(s) (as defined below in this Section) from either: *** (hereinafter referred to as a “Transponder” and the specified bandwidth thereon allocated to Customer Channel(s), referred to as the “Transponder Capacity”); and/or ***.  EBC shall receive the Customer Channels: ***.  Unless expressly set forth in the Agreement to the contrary, Customer is responsible for providing, operating and maintaining all equipment, at locations other than the Teleport or LRF, necessary for reception of the downlinked Customer Channel(s).  If EBC provides the IRD’s, then upon termination or expiration of the Teleport Services set forth in this Section 1(a), Customer shall at its cost, return all such IRD’s to the Teleport.  Failure to return such IRD’s to the Teleport within *** days subsequent to such termination or expiration shall entitle EBC to, and Customer shall pay EBC, a dollar amount equal to the replacement cost of such IRD’s.  “Customer Channels” shall mean those programming channels which Customer delivers to EBC in accordance with the provisions of this Agreement.

(b)                           Transmission of Customer Channel Content.  EBC shall receive and transmit (in a format and/or quality which is acceptable to EBC) the content contained in the Customer Channel(s), (“Content”), such Content which may include video, audio, data and/or other information in accordance with the provisions of this Agreement).

(c)                            HVAC and Power.  HVAC and Utility power (120vac or 208vac) at the Teleport for all the applicable equipment (whether such equipment is provided by EBC or Customer) shall be supplied by EBC.  In the event of utility power failure at the Teleport, all such critical equipment will have power supplied by an uninterruptible power supply with

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

sufficient battery capacity to allow time for an EBC-supplied generator to be automatically switched on-line.

(d)                           Rack Space for Necessary Equipment.  EBC will provide environmentally controlled rack space adequate for all the applicable equipment (whether such equipment is provided by EBC or Customer) within equipment racks owned by EBC and located within the Teleport, (“Rack Space”).  The EBC racks in which the necessary equipment is located may not be dedicated solely or exclusively to the Customer.

(e)                            EBC Provided Equipment.  EBC shall provide and configure at its sole discretion all, or a portion of, the necessary equipment within the Teleport to provide the Service(s) requested by Customer pursuant to this Agreement.  Such EBC equipment may not be dedicated solely or exclusively to the Customer.  All equipment provided by EBC shall remain the sole property of EBC.

(f)                              Channel Monitoring.  EBC shall provide the necessary personnel and equipment at the Teleport for monitoring the transmission of the Content at the Beginning Demarcation Point to the Ending Demarcation Point on a 24 hours per day, 7 days per week (24 x 7) basis.  EBC will monitor the Content and communicate with Customer regarding any technical problems in connection with the Content.

(g)                           Limitations.  Additional Rack Space may not be contiguous with the initial Rack Space.  In no event shall EBC be required, nor shall Customer request, any Services which exceed the Transponder Capacity.

2.                                       Satellite Services.  In the event EBC provides a Transponder and/or Transponder Capacity (collectively “Satellite Services”) such Satellite Services may be subject to the terms and conditions of satellite services agreement(s).  For the avoidance of doubt, the satellite services agreement(s) are not incorporated into this Agreement and are separate, severable contract(s) from this Agreement.

3.                                       Channel Management and Origination Services.  EBC shall provide, and Customer agrees to pay for any applicable Services set forth in this Article 3 (collectively “Channel Management and Origination Services”) as specifically requested.

(a)                            Additional Graphics Creation.  One time, upon written request from Customer, EBC will develop and implement industry standard graphics file(s) (“Basic Graphics”) for each Customer Channel for which any Services are being provided under this Agreement at no charge to Customer.  Customer’s written request shall delineate all information necessary for the creation of such Basic Graphics.  Such Basic Graphics shall be limited to station logos, station identification bugs and trouble slides.  Subsequent to EBC providing any Basic Graphics, Customer may request, and EBC shall provide, additional graphics (“Additional Graphics”) including but not limited to text scrolls and custom slides.  Customer shall pay EBC a mutually agreed upon hourly rate for the creation of any Additional Graphics.  EBC shall provide Customer the specifications for any such graphics and Customer shall be responsible for providing EBC with all applicable images for the creation of any such graphics.

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                           Additional Graphics Insertion.  EBC shall insert such Basic Graphics or Additional Graphics into programs within a Customer Channel as per Customer’s written request.  Any Additional Graphics which are inserted into programs within a Customer Channel shall incur additional charges to be mutually agreed upon between the Parties per program (per Customer Channel) in which Additional Graphics are inserted.  In the event Customer provides any graphics for insertion EBC shall provide Customer the specifications for any such graphics.

(c)                            Voice Overs Creation.  At its studios and subject to availability, EBC will develop, produce and record audio voice messages for the insertion into programs within a Customer Channel (“Voice Overs”) per Customer’s written request.  Voice Over studio / production sessions shall be booked by Customer in blocks of *** of recording and production time (each a “Production Session”).  Customer shall provide EBC with all information necessary to create any Voice Overs.

(d)                           Voice Overs Insertion.  EBC shall insert Voice Overs (either Customer produced or EBC produced) into programs within a Customer Channel as per Customer’s written request.  Any such Voice Overs which are inserted shall incur additional charges to be mutually agreed upon between the Parties per program (per Customer Channel) in which Voice Overs are inserted.

(e)                            Dubbing from Tape-to-Tape.  Upon written request from Customer, EBC shall record, tape-to-tape, any program (each program not to exceed ***) on the Customer Channel which it receives via tape.  EBC shall charge Customer at rates to be mutually agreed upon between the Parties per program (per Customer Channel) that it dubs from tape-to-tape for Customer.

(f)                              Dubbing from Downlink.  Upon written request from Customer, EBC shall record any program (each program not to exceed ***) on the Customer Channel which it receives via downlink.  EBC shall charge Customer at rates to be mutually agreed upon between the Parties (per Customer Channel) that it dubs from downlink for Customer.

(g)                           Re-Configuring Data Rate for Customer Channels.  In the event Customer elects to re-configure the data rate at which a Customer Channel is transmitted, then EBC shall re-configure such data rate in the manner customarily used by the Parties to re-configure data rates.

(h)                           Commercial Insertion Reports and Tapes.  Upon written request from Customer, EBC shall provide to Customer commercial insertion reports indicating which commercials were transmitted to the Ending Demarcation Point and the time each such insert was completed (the “As Run Logs”); and (ii) a video / audio tape with a time stamp of each program (per Customer Channel) that was transmitted by EBC (the “Logger Tapes”).  As a general rule, Customer should request As Run Logs in advance; however, EBC shall make commercially reasonable efforts to maintain As Run Logs, which can be provided to Customer upon request, for a period of *** days following the transmission date.  Logger Tapes must be requested in advance so as to reasonably give EBC the opportunity to purchase and configure any necessary equipment therefor.

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

4.                                       Additional Services.  EBC and Customer shall mutually agree in a separate statement of work or separate agreement upon the pricing and other terms and conditions pursuant to which EBC will provide additional services which are outside the scope of this Agreement.  Such additional services shall include without limitation, new corporate initiatives not relating to the scope of the Services or the provision of services to third parties whose Content Customer desires to carry or with whom Customer otherwise desires to do business. *** For clarity, in the event EBC provides additional services to Customer via a statement of work or separate agreement, unless set forth to the contrary in such statement of work or separate agreement, such statement of work or separate agreement shall be subject to the provisions of this Agreement and such additional services shall be deemed “Services” under this Agreement.

5.                                       Equipment and Real Property.

(a)                            Equipment.  Customer shall have the right, but not the obligation to: (i) provide itself a portion of, or all of, the equipment necessary for provision of the Services to Customer (“Customer Equipment”); or (ii) have EBC purchase and/or lease a portion of, or all of, the equipment necessary for provision of the Services to Customer (the “Leased Equipment”).  Customer shall lease all Leased Equipment used for provision of the Services at *** (the “Lease Payment”). Customer Equipment shall remain the property of Customer, and maintenance, repair, or replacement of Customer Equipment shall be the sole responsibility of Customer.  Leased Equipment shall remain the property of EBC, and maintenance, repair, or replacement of Leased Equipment shall be the sole responsibility of EBC.

(b)                           Removal of Customer Equipment.  Within *** days after the expiration of the Term or any extension period thereof (if any), or termination of the Agreement, Customer shall remove all Customer Equipment from the Rack Space and/or Teleport at Customer’s sole cost under EBC supervision.  Customer shall provide EBC with at least *** days’ written notice prior to such removal.  Customer shall not be entitled to use the Teleport Services after expiration or termination thereof.  If Customer Equipment is located at the Teleport and Customer fails to remove such Customer Equipment from the Teleport within such *** day period, EBC shall have the right to either:  (i) remove such Customer Equipment and issue an invoice to Customer for the cost of removal and shipment to the address set forth on Customer’s Notice Information; or (ii) notify Customer that EBC elects to take ownership of such Customer Equipment, in which case Customer hereby consents and agrees to such change of ownership.  In the event any damage to the Rack Space or Teleport (reasonable wear and tear excepted) results from any use of the Rack Space and/or removal of Customer Equipment, Customer shall pay EBC the cost of repairs except to the extent caused by EBC.  Customer accepts all responsibility for Customer Equipment, including but not limited to risk of loss of its Equipment, except to the extent caused by EBC’s gross negligence or willful misconduct.

(c)                            Real Property.  “Real Property” shall mean such land purchased or leased by EBC or its Affiliates after the Effective Date, upon which EBC locates a Teleport, equipment, system or other facility primarily used to provide Services hereunder; provided that prior to such purchase or lease EBC shall obtain Customer’s consent.  Customer shall lease Real Property at *** (the “Real Property Payment”).

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

6.                                       Teleport Access.  In the event Customer is providing Customer Equipment and such Customer Equipment is located at an EBC owned, operated or leased facility, Customer shall have access to Customer Equipment for normal maintenance purposes from *** local time, weekends and holidays excluded, and Customer shall give the Teleport a minimum of *** days advance written notice of its need for access to such Customer Equipment.  For emergency servicing purposes, Customer shall have access to Customer Equipment located at the Teleport upon notice that is reasonable under such emergency circumstances.  EBC may revoke, effective immediately without notice, the access of any individual to the Teleport.  EBC reserves the right to escort any entities entering a Teleport and to monitor (and/or inspect) such entities’ work, means and methods.  Such right is intended only for the benefit of EBC and shall not be construed as constituting any:  warranty; certification of compliance or performance by EBC; or in any way alleviating or diminishing any of Customer’s obligations.  Customer acknowledges that EBC is granting only permission to access and utilize the Rack Space and that EBC is not granting any leasehold or other real property interests in the Rack Space or the Teleport.

7.                                       Demarcation Points.  The demarcation points for Teleport Services are as follows:  (a) the point at which EBC obtains control of Customer Channel(s) for downlinking or receiving in accordance with the Agreement (“Beginning Demarcation Point”); and (b) the point at which EBC relinquishes control of the Customer Channel(s) having already transmitted them in accordance with the Agreement (“Ending Demarcation Point”).  Collectively the Beginning Demarcation Point and the Ending Demarcation Point are referred to herein as the “Demarcation Points”.  Notwithstanding anything contained herein to the contrary, Customer shall be solely responsible for: (i) delivery of properly formatted Content to the Beginning Demarcation Point; and (ii) for receiving such Content at the Ending Demarcation Point.

8.                                       Service Initiation Date.  EBC shall initiate the Service(s) on January 1, 2012 (the “Service Initiation Date”). Customer’s obligation to pay for the Service(s) shall begin on the Service Initiation Date for each applicable Service, unless the applicable Service has not begun as of that date due to some fault of EBC. If a delay in the readiness of any Service is caused for any other reason which is the fault of Customer, including but not limited to the failure of Customer Equipment and/or Customer-provided Transponder to be ready, then the delay shall not affect Customer’s obligation to begin payment on the Service Initiation Date for the applicable Service (s).

9.                                       Charges and Payment.

Monthly Recurring Charge.  Customer shall pay a monthly recurring charge (the “MRC”) for provision of the Services, such MRC consisting of: ***

(a)                            Payment.  EBC shall provide Customer with an invoice setting forth each month’s MRC and Customer shall pay all amounts due and properly payable thereunder within *** days of receipt of EBC’s invoice.  Any payment not received within *** days of its due date will be subject to late payment interest at a rate of *** per month or the maximum rate allowed by law, whichever is greater.  Customer shall not offset any sums due to it pursuant to any other agreement(s) between Customer, or any of its Affiliates, and EBC, or any of its Affiliates, against any amount which is due to EBC pursuant to this Agreement.  EBC shall not offset any sums due to it pursuant to any other agreement(s)

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

between EBC, or any of its Affiliates, and Customer, or any of its Affiliates, against any amount which is due to Customer pursuant to this Agreement.  “Affiliate” means any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity; provided that, solely for purposes hereof, DISH and its subsidiaries shall not be considered Affiliates of EchoStar Corporation and its subsidiaries, and EchoStar Corporation and its subsidiaries shall not be considered Affiliates of DISH and its subsidiaries.

(b)                           Reserved.

(c)                            Reserved.

10.                                 Term.

This Agreement shall commence on the Effective Date and shall expire on the earlier of: (i) the date all Services have been terminated in accordance with the terms of this Agreement; or (ii) December 31, 2016 (“Term”).

11.                                 Teleport Service Outages and Service Failures.

(a)                            Teleport Service Outages.

(i)  Customer acknowledges the possibility of an unscheduled period of time during which a Customer Channel is not available (“Outage”).  An Outage shall be measured on a per Customer Channel basis and shall begin when EBC receives notice of the Outage from the Customer, or when EBC discovers the Outage (whichever occurs first) and will be considered to have ended when the affected Customer Channel has been restored.  For an Outage to be counted toward the accumulated Outage time for which Customer may be entitled to a credit as set forth in Section 11(b) below (“Outage Credit”), Customer shall submit a written Outage notice to EBC (which identifies the Outage and requests an Outage Credit) within *** days of the Outage.  If EBC does not receive Customer’s written Outage notice within such *** day period, the Outage shall not be counted toward the accumulated Outage time.  For the avoidance of doubt, the term “Outage” shall include all Outages specified in Section 11(a)(ii).

(ii) Termination for Chronic Outages. In the event that the cumulative Outages experienced on a Customer Channel exceed the industry standard service level (a “Chronic Channel Outage”), Customer shall have the right to terminate this Agreement in whole or in part as to any one or more Customer Channels, so long as such Chronic Channel Outage condition is not remedied within *** days after EBC’s receipt of such written notice.

(b) Outage Credit Calculation.  In the event that Outages exceed the industry standard service level (an “Excessive Outage”), Customer shall be entitled to an Outage Credit based upon that Customer Channel’s prorated portion of the applicable Teleport Service’s MRC and the length of such Outage as calculated pursuant to the equation in the table below.  Any Outage Credit due shall be credited on Customer’s monthly invoices.  The total Outage Credits for any *** for a Customer Channel shall not exceed an amount *** of a Customer Channel’s prorated portion of the applicable Teleport Service’s MRC for such affected Customer Channel.

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Outage Credit Calculation
Outage duration (in number of minutes), multiplied by the Customer Channel’s prorated portion of the applicable Teleport Service’s MRC, divided by 43,200 (deemed number of minutes in a month.)

For the avoidance of doubt and solely by way of example, an affected Customer Channel’s prorated portion of the applicable Teleport Service’s MRC shall be calculated as follows:  If the Teleport Service’s MRC is $100 for all Customer Channels and there are an aggregate of 10 Customer Channels, one Customer Channel’s prorated portion of the Teleport Service’s MRC would be $10.

(c)                            Service Failure.  Customer acknowledges the possibility of an unscheduled period of time during which all or any portion of the Service(s) (excluding Teleport Services which are subject to Section 11(a) above) are not available, are interrupted or otherwise fail (“Service Failure”).  In the event of a Service Failure, Customer shall be entitled to receive a credit (pro rata if applicable) for the applicable Service Failure (“Service Failure Credit”).

(d)                           Exceptions.  Notwithstanding any contrary provision herein, EBC shall not be responsible for and shall not be in default or breach of this Agreement as a result of, nor shall it be held liable for any Outages, Service Failures, Outage Credits, Service Failure Credits or other damages, claims, losses, or costs and expenses on account of, any interruption of any Services, nor shall such interruption be deemed an Outage or Service Failure, if such interruption or failure occurs due to any of the following:  (i) de minimus degradation or interruptions of Customer Channel(s) due to protection switching; (ii) any failure on the part of Customer to perform its obligations pursuant to the Agreement, including, but not limited to the failure of Customer to provide Content to EBC in a format and/or quality in accordance with EBC specifications; (iii) the failure of transmission lines, fiber, Customer Equipment, equipment, connections, or other facilities provided by Customer or any third party; (iv) the failure or nonperformance of any earth station not operated by EBC; (v) interference from a third party transmission or usage; (vi) testing of the Services as mutually agreed to in advance; (vii) interruption or degradation due to atmospheric attenuation of the Content signal including but not limited to sun transit outage, rain fade or weather; (viii) Force Majeure Events (as defined in Section 20(b)); (ix) telecommunications interruptions and/or failure of the Transponder; (x) any act or failure to act by Customer; (xi) interruptions due to tests and adjustments necessary to maintain the Services in satisfactory operating condition; (xii) reconfiguration(s) performed or directed by Customer; (xiii) scheduled EBC maintenance and/or; (xiv) the failure of any fiber network, data or telecommunications services for which EBC receives a credit from the providers of such and thereafter passes through such credit to Customer in accordance with Section 9 above.

(e)                            Exclusive Remedy.  Except as expressly set forth in Section 11(b) (i.e. Outage Credits) and 11(c) (i.e. Service Failure Credits) of this Agreement, neither EBC nor its Affiliates shall have any liability for any Outages or Services Failure.  For Outages, Outage Credits from EBC (as set forth in Section 11(b) above) and termination rights for Chronic Outages (as set forth in Section 11(a)(ii) above) are Customer’s sole and exclusive remedy(s)

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

with respect to Outages.  For a Service Failure, Service Failure Credits from EBC (as set forth in Section 11(c) above) are Customer’s sole and exclusive remedy(s) with respect to Service Failures.  In no event shall an Outage or a Service Failure be deemed a breach of this Agreement and all other remedies or damages at law or in equity Customer may have against EBC in connection with any Outage or Service Failure are waived.

12.                                 Insurance.  In the event Customer is providing Customer Equipment and such Customer Equipment is located at an EBC owned, operated or leased facility, to cover its employees and/or agents performing work at the Teleport, and Customer Equipment or other property located at the Teleport, Customer shall carry and maintain at its sole cost during the provision of the Teleport Services, with insurance companies having at least A- and be assigned a financial size category of at least Class IX as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies or a rating of at least AAA as rated by Standard & Poor’s, the insurance indicated below as a minimum requirement: ***

Customer shall provide to EBC at or prior to the Effective Date, certificates of insurance or proof of subscription to any state fund evidencing that Customer is maintaining all of the insurance required hereunder, and stating that EBC shall be provided with a copy of such certificates at the execution of any amendment thereto and at each policy renewal thereof, which certificates or proofs shall be in a form acceptable to EBC.  All policies shall (a) be endorsed to include EBC, its stockholders, Affiliates, directors, officers and employees as additional insureds (the “Additional Insureds”); (b) be primary and non-contributory coverage to any insurance or self-insurance maintained by the Additional Insureds; (c) contain an endorsement waiving subrogation rights of insurer against the Additional Insureds, and (d) shall be issued by insurer(s) and in a form reasonably satisfactory to EBC.  All deductibles shall be paid by Customer, assumed by Customer, for the account of Customer and EBC, and at Customer’s sole risk.

(a)                            No Obligation on EBC.  EBC will not insure nor be responsible for any loss or damage, regardless of cause, to any Customer Equipment or property of any kind, including loss of use thereof, owned, leased or borrowed by the Customer, its employees, servants or agents.

(b)                            Contractors.  If Customer utilizes contractor(s) per the Agreement, then Customer shall require such contractor(s) to comply with these insurance requirements.  Customer will supply subcontractor’s certificates of insurance to EBC before any work commences.

13.                                 Operational Notices.  To report Outages, Service Failures and/or technical problems Customer shall call the Teleport, which shall be available to answer customer’s call on a 24 x 7 basis.  EBC will communicate with Customer regarding any technical problems with any Customer Channel or Service.  Customer shall update its list of operational contacts with EBC as needed.  EBC shall not be responsible for any Outages, Service Failures or other technical problems with any Customer Channel(s) or Service in the event that EBC has attempted to communicate with Customer’s operational contacts according to the information provided by Customer to EBC and EBC is unable to establish communications with them.

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

14.                                 Warranty.  EXCEPT AS SET FORTH HEREIN, ANY SERVICE(S), SYSTEMS, EQUIPMENT OR PRODUCTS PROVIDED BY EBC TO CUSTOMER, EITHER DIRECTLY OR INDIRECTLY, SHALL BE “AS IS” WITHOUT WARRANTY OF ANY KIND WHETHER EXPRESSED OR IMPLIED OR STATUTORY, AND EBC MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  CUSTOMER EXPRESSLY ACKNOWLEDGES THAT NO OTHER REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE.

15.                                 Liability Restrictions.

(a)                            NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ASSIGNS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY OR INDIRECT DAMAGES, INCLUDING, BY WAY OF EXAMPLE AND NOT LIMITATION, LOSS OF BUSINESS, PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE, WHETHER SUCH CLAIM IS CHOATE OR INCHOATE, WHETHER BY STATUTE, IN TORT, OR IN CONTRACT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)                           IN NO EVENT SHALL EBC, AND ITS AFFILIATES AND ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND SHAREHOLDERS, AND ITS AND THEIR RESPECTIVE ASSIGNS, HEIRS, SUCCESSORS AND LEGAL REPRESENTATIVES (THE “EBC GROUP”) BE LIABLE FOR:  (i) CONTENT THAT IS TRANSMITTED BY CUSTOMER OR THIRD PARTIES VIA THE SERVICE(S); OR (ii) FOR ANY OUTAGE OR SERVICE FAILURE ATTRIBUTABLE IN WHOLE OR IN PART TO ANY OF THE EXCEPTIONS SET FORTH SECTION 11(d) OR OTHER CAUSES BEYOND EBC’S CONTROL.

(c)                            EXCEPT AS SET FORTH IN SECTION 11(b) AND 11(c) OF THIS AGREEMENT, IN NO EVENT SHALL THE EBC GROUP BE LIABLE FOR ANY OUTAGE, SERVICE FAILURE, DEFECT, ERROR, INTERRUPTION, DELAY, OR ATTENUATION OF ANY OF THE SERVICES.

(d)                           AS A MATERIAL CONDITION OF ENTERING INTO THIS AGREEMENT AT THE PRICING SPECIFIED HEREIN, AND IN REGARD TO ANY AND ALL CAUSES ARISING OUT OF OR RELATING TO THIS AGREEMENT, CUSTOMER AGREES EBC’S AGGREGATE LIABILITY SHALL BE LIMITED TO THE LESSER OF:  ***. IN THE EVENT OF EBC LIABILITY PURSUANT TO THIS AGREEMENT, EBC MAY ELECT, AT ITS DISCRETION AND SOLE OPTION, TO PAY SUCH REQUIRED AMOUNTS OR PROVIDE A CREDIT AGAINST SERVICES.  THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS AGREEMENT (FOR ANY REASON OR NO REASON WHATSOEVER) INDEFINITELY.  THE LIABILITY LIMITATION IN THIS PARAGRAPH

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

SHALL NOT APPLY TO AMOUNTS PAYABLE UNDER THIS AGREEMENT (INCLUDING ANY OUTAGE CREDITS AND/OR SERVICE FAILURE CREDITS).

16.           Indemnification.

(a)         Notwithstanding anything to the contrary contained herein, Customer shall indemnify, defend and hold the EBC Group harmless from and against, any and all costs, losses, liabilities, damages, lawsuits, judgments, claims, actions, penalties, fines and expenses (including, without limitation, interest, penalties, reasonable attorney fees and all monies paid in the investigation, defense or settlement of any or all of the foregoing), that arise out of, or are incurred in connection with:  (i) material breach of the Agreement, breach of any warranty, representation or covenant, or fault, negligence, act or omission, by the Customer or its Affiliates, directors, employees, agents or contractors; (ii) bodily injury including death, or property damage incurred by Customer or its Affiliates, directors, employees, agents or contractors as related to any Service, howsoever caused; (iii) third party claims arising out of the quality, content, alleged defects in, or failure (however caused) of any Service; (iv) the failure by Customer, its Affiliates or downstream customers of Customer, or any third party, to obtain approval, consent, or authorization relating to the content transmitted over any Service, including without limitation claims relating to any violation of copyright law or export control laws; (v) Customer’s or its Affiliate’s alleged breach of any national or international laws, rules and regulations applicable to it; (vi) alleged infringement of intellectual property rights including patents arising from Content, Customer Equipment, Customer-provided facilities, apparatus, or systems, or combining such with any of the Services and/or EBC-provided equipment; and/or (vii) EBC acting in accordance with the instructions of the Customer.

In the event of any claim for indemnification by the EBC Group under this Section, the EBC Group shall be entitled to representation by counsel of its own choosing, at Customer’s sole cost and expense.  Customer shall have the right to the exclusive conduct of all negotiations, litigation, settlements and other proceedings arising from any such claim, and the EBC Group shall, at Customer’s request and at Customer’s own cost and expense, render all assistance reasonably requested by Customer in connection with any such negotiation, litigation, settlement or other proceeding.  Customer will not settle or compromise a claim without the prior written consent of the EBC Group, which consent shall not be unreasonably withheld or delayed by the EBC Group.  The EBC Group shall not make any formal written admission as to liability or agree to any settlement of or compromise claim without the prior written consent of Customer, and in the event the EBC Group does so without the prior written consent of Customer, Customer shall have no further obligations under this Section 16 with respect to the claim at issue.

Relationship to Prior Broadcast Services Agreement.  Any Services provided between January 1, 2008 and December 31, 2011 shall be governed by the Prior Broadcast Services Agreement and any Services provided pursuant to this Agreement accepted on or after January 1, 2012 shall be governed by this Agreement. With respect to any claim for which indemnification is sought relating to a matter arising under both the Prior Broadcast Services Agreement and the Term of this Agreement, the Parties shall mutually agree on how such claim shall be allocated between the Prior Broadcast Services Agreement and this Agreement and any such allocated amount shall be subject to the terms and conditions of the agreement to which it is

***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

allocated, including, without limitation, the limitation of liability set forth therein.  Subject to the foregoing, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any other agreement entered into by the Parties or their Affiliates relating to the subject matter hereof, including without limitation that certain Separation Agreement dated as of December 31, 2007 by and between DISH (formerly known as EchoStar Communications Corporation) and EchoStar (formerly known as EchoStar Holding Corporation), the terms and conditions of this Agreement shall prevail.  The Parties agree that with respect to equipment purchases under the Prior Broadcast Services Agreement, to the extent any termination liability would have been due in connection with the expiration of the Prior Broadcast Services Agreement, no termination liability shall be due under the Prior Broadcast Services Agreement for so long as this Agreement remains in effect.  Upon expiration or sooner termination of this Agreement, to the extent there is any termination liability for equipment purchases under the Prior Broadcast Services Agreement, such termination liability, if any, shall be governed by the terms of the Prior Broadcast Services Agreement.

The provisions of this Section 16 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

17.           Termination and Suspension.

(a)         EBC may, at its option, terminate or suspend all or any portion of the Agreement (i.e. all or any Services provided hereunder) without liability by giving Customer written notice as follows:  (i) if Customer fails to make any payment due to EBC within *** days of Customer’s receipt from EBC of written notice of such failure; (ii) if Customer breaches any material provision of this Agreement, and (A) if such breach is capable of remedy, Customer does not cure such breach within *** days of Customer’s receipt from EBC of written notice of such breach, or (B) if such breach is not capable of remedy, or has occurred more than once, immediately upon Customer’s receipt of written notice from EBC of such breach; or (iii) if Customer files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or files or has filed against it any petition or answer seeking any reorganization, composition, liquidation or similar relief for itself under any applicable statute, law or regulation or makes any general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.  In no event shall EBC’s election to suspend the Agreement and/or any Service(s) be construed as a waiver of EBC’s right to terminate the Agreement and/or any Service(s).

(b)         Customer may terminate any Channel Management and Origination Services for any reason or no reason, by giving EBC sixty (60) days written notice without any Customer Termination Liability as defined in Section 17(d) below.  Provided that the Customer is not in breach of any material provision of this Agreement, Customer may terminate all or any portion of the Teleport Services, without any Customer Termination Liability, by giving EBC written notice as follows:  (i) if EBC breaches any material provision of this Agreement, and (A) if such breach is capable of remedy, EBC does not cure such breach within *** days of receipt of written notice of such breach, or (B) if such breach is not capable of remedy, immediately upon receipt of written notice of such breach; or (ii) if EBC files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or files or has filed against it any petition or answer seeking any reorganization, composition, liquidation or similar relief for itself under any

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applicable statute, law or regulation or makes any general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

(c)         Upon termination or expiration of all or any portion of any Services and/or the Agreement for whatever reason, the Customer shall cease using all the terminated or expired Services.  Notwithstanding anything contained herein to the contrary, in such event all outstanding indebtedness of the Customer to EBC under this Agreement, adjusted for any applicable Outage Credits and/or Service Failure Credits, shall become immediately due and payable.

(d)         In the event Customer terminates any portion of the Agreement for any reason except for that as set forth in Section 17(b) above or 20(b) below, within *** days of such termination Customer shall pay EBC a sum equal to the projected MRCs that Customer would have paid EBC to provide the Teleport Services for the remainder of the Term, had such Teleport Services not been terminated (a “Customer Termination Liability”);  provided that EBC must use commercially reasonable efforts to reduce the amount of the Customer Termination Liability by mitigating any costs directly related to discontinuing the Teleport Services or other costs incurred by EBC in order to provide the Services.  To the extent EBC is able to mitigate such costs, EBC shall return to Customer an amount equal to the reduction in the amount of the Customer Termination Liability paid by Customer, in no event to exceed the Customer Termination Liability paid by Customer. The Parties agree this is a proper assessment of the loss of bargain and damages EBC will incur, and is not a penalty.

(e)         The Customer shall remain liable to pay all charges for any suspended Services pursuant to Section 17(a) hereof during any period of suspension and, for the avoidance of doubt, any such suspensions shall not be deemed an Outage or Service Failure and no Outage Credits or Service Failure Credits are payable by EBC to the Customer for any such period of suspension. ***

18.           Confidentiality.  The terms and conditions of this Agreement as well as all financial, business, technical and other confidential and proprietary information that is disclosed or provided in connection herewith by any Party to the Agreement or their Affiliates shall be kept and treated as strictly confidential by each Party and their Affiliates and shall not be disclosed to any third party without the other Party’s prior written consent.

19.           Representations, Covenants and Warranties.

(a)         Customer represents, covenants and warrants that:  (i) it has and will obtain all applicable clearances and licenses, consents and approvals necessary to enable it to operate, receive and use the Services and to perform its other obligations under this Agreement; (ii) it is in compliance with, and performance of its obligations hereunder will not violate or conflict with, any applicable law or regulation of any jurisdiction to which it is subject; (iii) it will only use the Services and/or display or transmit any information or Content in connection with the Services in compliance at all times with all applicable laws and regulations; (iv) it is and shall be solely responsible for the acquisition of sufficient rights from, and all payments to, the owners of all Content it transmits or receives and shall adhere to all applicable Federal

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Communications Commission and regulatory guidelines as related to such Content; and (v) no Content provided to EBC in connection with the Agreement shall contain any material which is patently obscene, libelous, or that violates or infringes any copyright, right of privacy or literary or dramatic right of any person or entity; and (vi) it will follow established standard industry practices and procedures for frequency co-ordination and will not request any Service in a manner that could reasonably be expected to interfere with or cause physical harm to satellites or other services that EBC offers.

(b)         EBC covenants that it shall provide the Services lawfully and with reasonable skill and care to recognized industry standards using appropriately experienced and trained personnel.

20.           Miscellaneous.

(a)         Assignment.  Neither Party may assign its rights or delegate its duties under the Agreement without the other Party’s written consent which consent will not be unreasonably withheld, except that notwithstanding anything contained herein to the contrary, either Party may assign its rights and/or delegate any portion of its duties under the Agreement without the other Party’s consent to any of such Party’s Affiliates capable of performing the assigning Party’s obligations hereunder, or in connection with a change of control whether by merger, sale of stock, sale of assets or otherwise.  Any attempted assignment in violation of the foregoing will be void and of no effect.

(b)         Force Majeure.  Neither Party shall be held liable for any delay or failure in performance of any part of the Agreement from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts, meteorological or astronomical disturbances, satellite failure, satellite launch failure, Transponder failure and/or unusually severe weather conditions (each a “Force Majeure Event”).  Notwithstanding anything to the contrary contained herein, if any Force Majeure Event affects EBC’s ability to provide a Service and continues for:  (i) *** days or less, then the affected Service shall remain in effect; and (ii) more than *** days, then either Party may cancel the affected Service with no liability on the part of any Party.  Notwithstanding anything contained herein to the contrary, if after the occurrence of a Force Majeure Event, EBC is able to provide Services to Customer via a manner outside that which the Parties normally provision and accept Services, Customer hereby agrees to utilize commercially reasonable efforts to accept such provision of such Services by EBC.

(c)         Choice of Law and Jurisdiction.  Except as otherwise agreed to by the Parties, this Agreement and the legal relations between the Parties hereto, including all disputes and claims, whether arising in contract, tort or under statute, shall be governed by and construed in accordance with the laws of the State of Colorado, USA, without giving effect to its conflict of law provisions.  Any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of the Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to the Agreement and/or the relationship between the Parties shall be litigated solely and exclusively before the United States District

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Court for the District of Colorado.  The Parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. §1404 or §1406 (or any successor statute).  In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado, USA.

(d)         Entire Agreement/Amendments.  This Agreement constitutes the Parties’ entire agreement and supersedes all prior agreements, proposals, or discussions, whether oral or written with respect to the matters set forth herein.  This Agreement may only be modified by a written amendment signed by an authorized representative of each Party.

(e)         Independent Contractor.  The Parties are independent contractors for all purposes and at all times.  Each Party has the responsibility for, and control over, the methods and details of performing it obligations hereunder.  Each Party will be responsible for the hiring, training, supervision, tools, work policies and procedures of its own employees, and each will be responsible for the compensation, discipline and termination of its own personnel.  Neither Party will have any authority to act on behalf of, nor bind the other Party to any obligation other than as expressly provided in the Agreement.

(f)          Notices.  Except for the communication of Operational Notices (pursuant to Section 13) or other information of an urgent nature for which telephone communication between the operational contacts of the Parties is appropriate, or as otherwise expressly set forth to the contrary herein, any notice or other communications required or permitted to be given hereunder shall be in English, in writing and shall be delivered personally or sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address set forth below, or sent by facsimile to the fax number set forth below, or such other address or fax number as such Party may have substituted by written notice to the other Party.  The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of personal delivery or delivery by mail or by overnight courier service) shall constitute the giving thereof:

If to EBC:

EchoStar Broadcasting Corporation
Attn:   General Counsel
Address: ***
Fax No.:  ***

With Copy To:

EchoStar Broadcasting Corporation
Attn:   Vice President of Engineering
Address: ***
Fax No.:  ***

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If to the Customer to:

DISH Network L.L.C.
Attn:   General Counsel
Address: ***
Fax No.:  ***

(g)         Waiver.  Except where timeframes for a specific action by a Party are expressly delineated in the Agreement, if either Party fails to enforce any right or remedy under the Agreement, that failure is not a waiver of the right or remedy for any other breach or failure by the other Party.  No waiver shall be binding unless executed in writing by the Party making the waiver.

(h)         Construction.  Because the Parties actively negotiated the Agreement, the Agreement will not be construed against the drafter.

(i)          Severability.  If any provision of the Agreement is found to be unenforceable, the Agreement’s unaffected provisions will remain in effect and the Parties will negotiate a mutually acceptable replacement provision consistent with the Parties’ original intent.

(j)          Third-Party Beneficiaries.  This Agreement shall not provide any person who is not a Party to the Agreement with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to the Agreement.

(k)         Headings.  The headings and numbering of Articles, Sections and Subsections in the Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of the Agreement.

(l)          Trademarks.  Nothing in the Agreement will be construed to give the Customer any rights to use any EBC trademarks, service marks, or logos without the express prior written consent of EBC.

(m)        Attorney’s Fees.  In the event of litigation involving the Agreement, the prevailing Party in any such action or proceeding shall be entitled to recover its reasonable costs and expenses incurred in such action from the other Party, including without limitation the cost of reasonable attorneys’ fees as determined by the judge of the court.

(n)         Counterparts.  This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document.

[AGREEMENT SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused the Agreement to be entered into as of the date first set forth above.

ECHOSTAR BROADCASTING CORPORATION

By:
Name:
Title:

DISH NETWORK L.L.C.

By:
Name:
Title:

Signature Page to the 2012 Broadcast Services Agreement

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Schedule 9

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***Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.